CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION
OF TRUST
OF
DELAWARE GROUP INCOME FUNDS

         The undersigned Trustees
of Delaware
         Group Income Funds, a
Delaware statutory
         trust (the Trust),
constituting a majority of
         the Board of Trustees of
the Trust (the Trustees), do hereby
certify:
         First. That pursuant to
the authority granted to the
Trustees in Article VII, Section 5
of the Agreement and Declaration of
Trust of the Trust (the Declaration
of Trust), Article VII, Section 2
of the Declaration of Trust is
hereby amended by deleting the
second sentence of Section 2(a) in
its entirety and replacing it with
the following sentence:
The Trust, out of Trust Property,
shall
indemnify and hold harmless each
officer
and Trustee of the Trust from and
against
claims and demands arising out of
or
related to such officers or
Trustees
performance of his or her duties as
an
officer or Trustee of the Trust,
subject to
the provisions set forth in Article
VI of the By Laws.
         Second. That the above
amendment to Article VII, Section 2
of the Declaration of Trust is
effective as of November 15, 2006.
      IN WITNESS WHEREOF, the
undersigned Trustees of Delaware
Group Income Funds, certify as to
the above as of the 15th day of
November, 2006.
PATRICK P. COYNE
___________________________________
/s/Patrick P. Coyne
Trustee
ANN R. LEVEN
__________________________________
/s/Ann R. Leven
Trustee
THOMAS L. BENNETT
___________________________________
/s/Thomas L. Bennett
Trustee
THOMAS F. MADISON
___________________________________
/s/Thomas F. Madison
Trustee
JOHN A. FRY
___________________________________
/s/John A. Fry
Trustee
JANET L. YEOMANS
___________________________________
/s/Janet L. Yeomans
Trustee
ANTHONY D. KNERR
___________________________________
/s/Anthony D. Knerr
Trustee
J. RICHARD ZECHER
___________________________________
/s/J. Richard Zecher
Trustee
LUCINDA S. LANDRETH
___________________________________
/s/Lucinda S. Landreth
Trustee


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